EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 33-37556, No. 33-93896 and No. 333-31813 of The Wet Seal, Inc. on Form S-8 of
our report dated March 13, 1998, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended January 31, 1998.

Deloitte & Touche LLP
April 24, 1998
Costa Mesa, California